                             REPAP ENTERPRISES INC.

                     1987 DIRECTORS, OFFICERS AND EMPLOYEES
                            AMENDED STOCK OPTION PLAN
                      (THIRD AMENDMENT - 25 SEPTEMBER 1997)

PART 1 - PURPOSE AND PARTICIPANTS

1.01 Purpose. The purpose of the Repap Enterprises Inc. 1987 Directors, Officers
and Employees  Stock Option Plan (the "Plan") is to provide an incentive to, and serve to supplement the income of, certain  Designated  Participants,  as herein defined,  of Repap  Enterprises Inc. (the  "Corporation")  and its affiliates by providing  them with the  opportunity  to acquire a proprietary  interest in the
Corporation  through the grant of options  ("Options") to purchase common shares
("Common  Shares") of the Corporation,  on the terms and conditions set forth in the Plan.

1.02 Designated Participants. Designated Participants entitled to participate in the Plan shall be those  directors,  officers or employees of the Corporation or any of its  affiliates  (as  defined  in  section  2(2) of the  Canada  Business
Corporations Act, as the same may be amended or replaced from time to time), who are  designated  solely by a committee of two or more directors (the "1987 Stock
Option Committee"), in its absolute discretion, each of whom is appointed by the board of directors of the Corporation (the "board of directors") and, during the one year period prior to the  appointment,  who  qualifies  as a  "disinterested person"  within the  meaning of Rule 16b-3  under the United  States  Securities
Exchange  Act  of  1934  or any  successor  rule  or  regulation.  A  Designated
Participant  shall also  include a person  who  becomes a  director,  officer or employee of the Corporation or of one of its affiliates within 30 days after his designation as such by the 1987 Stock Option Committee.

Notwithstanding  the  foregoing,  the 1987  Stock  Option  Committee  shall  not designate  an  insider  as a  Designated  Participant  if  the  effect  of  that designation  could  result,  together with all of the  Corporation's  previously established share compensation  arrangements,  at any time, in (i) the number of
Common Shares reserved for issuance to insiders exceeding 10% of the outstanding issue;  (ii) the issuance to insiders,  within a one-year

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period,  of a number of shares exceeding 10% of the outstanding  issue; or (iii)
the issuance to any one insider and such insider's associates, within a one-year period, of a number of Common Shares exceeding 5% of the outstanding  issue. For the purposes of the Plan, the terms  "insider",  "outstanding  issue" and "share
compensation   arrangements"   shall  have  the  meaning   attributed   to  them
respectively   by  the  Revised  Policy  on  listed   Company  Share   Incentive
Arrangements of The Toronto Stock Exchange dated March 22, 1994, as amended from time to time.

PART 2 - TERMS RELATING TO THE PLAN

2.01 Shares. Subject to Section 2.08 of the Plan, the aggregate number of Common
Shares that may be purchased  pursuant to Options  granted  under the Plan shall not exceed in the aggregate  73,246,000 Common Shares. In the event that Options granted  under  the Plan are  surrendered,  terminate  or expire  without  being exercised,  in whole or in part, new Options may be subsequently  granted by the
1987 Stock Option Committee,  covering the Common Shares not purchased under the such lapsed Options.

2.02 Participants. The participants in the Plan will be Designated Participants.

2.03 Number and Price of Optioned Common Shares. (a) The number of Common Shares subject  to an Option  granted  to a  Designated  Participant  and,  subject  to subsection  2.03(c) of the Plan,  the price at which the Option may be exercised
(the "Option  Price") shall be determined by resolution of the 1987 Stock Option
Committee, in its absolute discretion.

     (b) The total number of Common Shares  reserved for issuance  under Options and under any other  employee  stock  option  plans,  options for  services  and employee stock purchase plans of the  Corporation,  for any one person shall not exceed five per cent (5%) of the outstanding  Common Shares,  from time to time;
but this limitation shall not affect any outstanding options or the right of any person to exercise any such options  granted  pursuant to the terms of this Plan or any other plan of the Corporation.

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     (c) In no event shall the Option Price be less than the market price of the
Common  Shares at the time of the grant of the Option.  The market  price at the time of grant of an Option  shall be the closing  price of the Common  Shares on
The Toronto  Stock  Exchange on the  trading day on The Toronto  Stock  Exchange preceding the day of the grant of that Option.

     (d) If, as and when any Common Shares have been duly purchased and paid for in cash under the terms of an Option  granted  under this Plan and in accordance with the terms of the Option,  those Common Shares shall be conclusively  deemed allotted  and  issued,  at that time,  as fully paid and  non-assessable  Common
Shares at the price paid therefor.

2.04  Consideration,  Option Period and Payment.  The term of the Option granted hereunder (the "Option Period") shall be the period  commencing on the day which is the  first  business  day  immediately  following  the date of the  grant and terminating at 5 p.m.  (Montreal  time) on the tenth  anniversary of the date of the  grant,  except as the same may be  reduced  with  respect  to any Option as provided in Sections 2.06 or 2.07 of the Plan covering  cessation as a director, officer or employee of the Corporation or any affiliates, as the case may be, or death of the Designated Participant.

     Unless  otherwise  determined  by the board of  directors,  options  may be exercised  (in each case to the nearest full share) at any time and from time to time during the Option  Period,  in whole or in part,  only after the end of the first year from the date the Option is granted, as follows:

     (a) After the end of the first year of the Option  Period,  the  Designated
Participant  may  purchase  up to 20% of the total  number of Common  Shares set forth in his Option.

     (b) After the end of the second year of the Option  Period,  the Designated
Participant  may purchase an additional 20% of the total number of Common Shares set forth in his Option plus any Common Shares not purchased in accordance  with
Subsection 2.04 (a) of the Plan.

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     (c) After the end of the third year of the Option  Period,  the  Designated
Participant  may purchase an additional 20% of the total number of Common Shares set forth in his Option plus any Common Shares not purchased in accordance  with
Subsections 2.04 (a) and 2.04 (b) of the Plan.

     (d) After the end of the fourth year of the Option  Period,  the Designated
Participant  may purchase an additional 20% of the total number of Common Shares set forth in his Option plus any Common Shares not purchased in accordance  with
Subsections 2.04 (a), 2.04 (b) and 2.04 (c) of the Plan.

     (e) After the end of the fifth year of the Option  Period,  the  Designated
Participant  may purchase  any Common  Shares set forth in his Option which have not previously been purchased in accordance with Subsections 2.04 (a), 2.04 (b),
2.04 (c) and 2.04 (d) of the Plan.

     The board of directors  may  prescribe the date or dates upon which Options may become exercisable and may establish any criteria which must be met in order for all or any Options to become exercisable.

     Except as set forth in Sections  2.06 and 2.07 of this Plan,  no Option may be exercised unless the Designated Participant is at the time of such exercise a director, officer or employee of the Corporation or of one of its affiliates and shall have been a director,  officer or employee continuously since the grant of his Option, subject to Section 1.02 of the Plan.

     The  exercise  of  any  Option  will  be  contingent  upon  receipt  by the
Corporation (i) of a duly signed written notice of exercise substantially in the form attached as Schedule A, specifying the number of Common Shares with respect to which the Option is being exercised and (ii) a certified cheque or bank draft for the full purchase price of Common Shares with respect to which the Option is exercised.  No Designated  Participant or his legal  representatives will be, or will be deemed to be, a holder of any Common  Shares  subject to an Option under this Plan,  unless and until  certificates  for such Common Shares are issued to him or them under the terms of the Plan.

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     A Designated Participant shall have no right whatsoever as a shareholder of the  Corporation  in respect of any of the Common  Shares  covered by his Option
(including any right to receive  dividends or other  distributions  therefrom or thereunder)  other than in respect of optioned Common Shares in respect of which the  Designated  Participant  shall have  exercised his Option to purchase under this Plan and which the optionee  shall have  actually  taken up and paid for in full.

     (f) Each Option shall be subject to the requirement that if at any time the
1987 Stock Option  Committee shall  determine that the listing,  registration or qualification of the Common Shares subject thereto upon any securities  exchange or under  any  applicable  securities  law or the  consent  or  approval  of any governmental or regulatory body is necessary or desirable in connection with the issue or purchase of the Common Shares subject thereto,  then no such Option may
be   exercised  in  whole  or  in  part  unless  such   listing,   registration,
qualification,  consent or approval shall have been effected or obtained free of any conditions not acceptable to the 1987 Stock Option Committee.

2.05  Transferability.  The  Option  granted  pursuant  to the Plan shall not be transferable  otherwise than by will or by the laws of descent and  distribution and during the  lifetime of a holder of an Option shall be  exercisable  only by him.

2.06 Ceasing to be a Director,  Officer or Employee. If a Designated Participant
shall cease to be a director,  officer or  employee of the  Corporation  and its affiliates for any reason other than death,  retirement at normal retirement age or any other reason  acceptable to the  Corporation  (as  determined by the 1987
Stock Option Committee), he may, but only during the Option Period or until 5:00
p.m. (Montreal time) on the 90th day following the date on which he ceased to be a director, officer or employee,  whichever first occurs, exercise his Option to the extent that he was  entitled  to exercise it at the date of such  cessation.
Upon the  expiration of such period,  the Option  previously  granted under this
Plan to said Designated  Participant shall ipso facto cease and terminate and be of no  further  force or effect  whatsoever,  except  only to the  extent of the number of Common Shares then duly purchased and paid for.

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     Nothing  contained in the Plan, nor in any Option  granted  pursuant to the
Plan, shall as such confer upon a Designated  Participant any right with respect to continuance as a director,  officer or employee of the  Corporation or one of its affiliates.

2.07 Death of Designated Participant.  In the event of the death of a Designated
Participant,  the Option  previously  granted to him shall be  exercisable  only during the Option  Period or until  5:00 p.m.  (Montreal  time) on the 180th day following the date of death of said  Designated  Participant,  whichever  occurs first, and then only:

     (a) by the person or persons to whom the  Designated  Participant's  rights under the Option shall pass by the Designated  Participant's will or the laws of descent and distribution; and

     (b) if and to the extent that he was entitled to exercise the Option at the date of his death.

     Upon the  expiration of such period,  the Option  previously  granted under this  Plan to the  said  Designated  Participant  shall  ipso  facto  cease  and terminate  and be of no further force or effect  whatsoever,  except only to the extent of the number of Common Shares then duly purchased and paid for.

2.08  Adjustment in Common Shares  Subject to the Plan.  (a) In the event of any subdivision or redivision of the Common Shares of the Corporation into a greater number of Common Shares at any time after the date of this Plan and prior to the expiry time of the Option held by any Designated  Participant,  the  Corporation shall  deliver  to such  Designated  Participant  at the time of any  subsequent exercise  of his  Option in  accordance  with the terms  hereof,  in lieu of the number of Common Shares to which he was theretofore entitled upon such exercise, but for the same aggregate consideration payable therefor, such number of Common
Shares  as such  Designated  Participant  would  have  held as a result  of such subdivision  or  redivision  if  on  the  record  date  thereof  the  Designated
Participant  had been the  registered  holder of the number of Common  Shares to which he was theretofore entitled upon such exercise.

     (b)  In the  event  of  any  consolidation  of  the  Common  Shares  of the
Corporation  into a lesser number of Common Shares at any time after the date of this

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Plan  and  prior  to the  expiry  time  of an  Option  held  by  any  Designated
Participant, the Corporation shall deliver to such Designated Participant at the time of any  subsequent  exercise  of his  Option in  accordance  with the terms hereof,  in lieu of the  number  of  Common  Shares  to which  he was  therefore entitled upon such exercise,  but for the same aggregate  consideration  payable theretofor,  such number of Common Shares as such Designated  Participant  would have held as a result of such  consolidation  if on the record date  thereof the
Designated  Participant  had been the registered  holder of the number of Common
Shares to which he was theretofore entitled upon such exercise.

     (c) If at any  time  prior  to the  expiry  time  of the  Option  held by a
Designated   Participant  the  Common  Shares  of  the   Corporation   shall  be
reclassified,  reorganized or otherwise changed,  otherwise than as specified in
Subsections  2.08  (a)  and  (b)  of  the  Plan  or,  subject  to  amendment  or
discontinuance  of  this  Plan  pursuant  to  its  terms  and  conditions,   the
Corporation  shall  consolidate,  merge  or  amalgamate  with  or  into  another corporation  (the corporation  resulting or continuing from such  consolidation, merger or  amalgamation  being herein called the "Successor  Corporation"),  the
Designated Participant shall be entitled to receive upon the subsequent exercise of his Option in  accordance  with the terms  hereof and shall accept in lieu of the number of Common  Shares then  subscribed  for,  but for the same  aggregate
consideration   payable  therefor,   the  aggregate  number  of  shares  of  the
appropriate  class and other  securities  of the  Corporation  or the  Successor
Corporation (as the case may be) and other consideration from the Corporation or the Successor  Corporation (as the case may be) that the Designated  Participant would  have been  entitled  to  receive  as a result  of such  reclassification, reorganization or other change of shares or, as a result of such  consolidation, merger  or  amalgamation,  if on  the  record  date  of  such  reclassification, reorganization  or  other  change  of  shares  or the  effective  date  of  such consolidation,  merger  or  amalgamation,  as the case  may be,  he had been the registered  holder of the  number of Common  Shares to which he was  immediately theretofore entitled upon such exercise.

     (d) Any  fractional  Common  Shares  or  other  shares  resulting  from any adjustment under Section 2.08 (a), (b) or (c) of the Plan shall be eliminated.

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PART 3 - GENERAL

3.01  Exercise of Options.  No  benefits  or rights  accruing to any  Designated
Participant  in  accordance  with the terms and  conditions of the Plan shall be transferrable  unless  specifically  provided  herein.  During the lifetime of a
Designated  Participant  any  benefits  or rights may only be  exercised  by the
Designated Participant.

3.02 Record Keeping. The Corporation shall maintain a register in which shall be recorded:  (i) the name and  address of each  Designated  Participant,  (ii) the number of  Options  granted  to a  Designated  Participant,  (iii) the number of
Common Shares under Options and (iv) the number of Common Shares  subscribed and paid for pursuant to said Options.

3.03 Necessary Approvals. The obligation of the Corporation to issue and deliver
Common Shares in accordance  with the Plan is subject to any approvals which may be required from any regulatory  authority or stock exchange having jurisdiction over the securities of the Corporation. If any Common Shares cannot be issued to
any  Designated   Participant  for  whatever  reason,   the  obligation  of  the
Corporation to issue such Common Shares shall  terminate and any Option exercise price paid to the Corporation will be returned to the Designated Participant.

3.04 Common Shares. As used in this Plan, "Common Shares" means Common Shares in the capital of the Corporation, subject to Section 2.08 of the Plan.

3.05 Administration and Amendment of the Plan. (a) The Plan will be administered by the 1987 Stock Option  Committee.  The board of directors  may,  from time to time,  remove  members  from the 1987  Stock  Option  Committee  or add  members thereto, and vacancies in the 1987 Stock Option Committee, however caused, shall be filled by action of the board of directors.  Subject to the provisions of the
Plan, the 1987 Stock Option Committee shall have sole authority, in its absolute discretion,  to determine the time and frequency  when Options shall be granted, the terms of such  Options  and the number of Common  Shares  for which  Options shall be  granted.  The grant of  Options  under the Plan shall be  effected  by execution of a stock option agreement in the form

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approved by the 1987 Stock Option  Committee.  The 1987 Stock  Option  Committee
shall  have  the  authority  to  do  everything  necessary  and  appropriate  to administer the Plan,  including,  without limitation,  interpreting the Plan and executing all instruments,  undertakings,  applications and writings as they, in their absolute  discretion,  consider  necessary for the implementation of rules and regulations by the 1987 Stock Option  Committee for  administering  the Plan and from time to time  amending or  rescinding  such rules or  regulations.  Any interpretation  or construction of any provision of the Plan and any decision or determination by the 1987 Stock Option Committee shall be final,  conclusive and binding  on all  optionees  and their  successors,  and upon all  other  persons claiming  under or through  any of them.  All  administration  costs of the Plan shall be paid by the Corporation.

     (b) Subject to the prior  approval of The Toronto  Stock  Exchange  and any other stock  exchange  on which the Common  Shares are listed for  trading,  the board of directors reserves the right to amend,  modify or terminate the Plan at any time if and when it is advisable in the absolute  discretion of the board of directors,  except with respect to any Options then outstanding  under the Plan;
provided, however, that, without the approval of a majority of the Corporation's shareholders,  no  amendment  or  modification  may  be  made  which  would  (i)
materially  increase the benefits accruing to Designated  Participants under the
Plan, (ii)  materially  increase the number of Common Shares which may be issued under  the Plan  (except  by  operation  of  Section  2.08 of the Plan) or (iii)
materially  modify the  requirements as to eligibility for  participation in the
Plan.

     (c) Should changes be required in this Plan by any  securities  commission, stock exchange or other  governmental or regulatory body of any  jurisdiction to which this Plan or the Corporation  now is or hereafter  becomes  subject,  such changes  shall  be made in this  Plan as are  necessary  to  conform  with  such requirements  and, if such changes are approved by the board of directors,  this
Plan, as amended,  shall be filed with the records of the  Corporation and shall remain in full force and effect in its amended form.

3.06  Escrow.  Common  Shares to be issued upon  exercise of an Option  shall be escrowed if required by any applicable law, regulation, regulatory body or stock exchange, and the Designated Participant shall, upon request by the Corporation,

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execute an escrow  agreement in form  required or  requested by such  regulatory body,  stock exchange or the Corporation and no Common Shares shall be issued on exercise  of an Option  if such  escrow  agreement  is not  entered  into by the
Designated Participant.

3.07 Legal  Opinion.  Common Shares to be issued upon exercise of an Option to a
Designated  Participant  who is not  residing in Canada  shall be subject to the receipt,  by the  Corporation,  of a favourable  legal opinion  addressed to the
Corporation by a legal counsel designated by the Corporation,  establishing that all formalities,  registration,  consent, approval and filing required under any applicable  laws,  if any,  have been done or obtained in order to issue  Common
Shares to such Designated Participant.

3.08 No Representation  or Warranty.  The Corporation makes no representation or warranty as to the future market value of any Common Shares issued in accordance with the provisions of the Plan.

3.09  Interpretation.  The Plan will be governed by and  construed in accordance with the laws of Canada and of the Province of Quebec.

3.10 Language.  The Corporation and the Designated Participant who is a party to a Stock Option  Agreement to which this Plan is annexed state their express wish that this Plan and all  documents  related  thereto be  drafted  in the  English language only; la societe le participant désigné qui est partie à une convention
d'option à laquelle  est annexé ce régime ont, par les  présentes,  exprimé leur volonté  expresse  que ce régime,  de même que tous les  documents y  afférents, soient rédigés en anglais seulement.

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                                   SCHEDULE A

                             REPAP ENTERPRISES INC.
            1987 Directors, Officers and Employees Stock Option Plan

                               Exercise of Option

                  The  undersigned  hereby  exercises  the  option  to  purchase
___________________  Common Shares in the capital of Repap Enterprises Inc. at a price per share of  $_____________________  granted  to him by  agreement  dated
_____________________________  and tenders a cheque  therefore  in the amount of
$_____________________.

                  Dated  this  _____________day  of   __________________________
19_______.

                                            ____________________________________
                                             Signature of Designated Participant

                                            ____________________________________

                                            ____________________________________

                                            ____________________________________

                                            ____________________________________
                                                     Name and Address of
                                                   Designated Participant